EXHIBIT 99.1

USA Equities Corp. (USAQ), Announces its Approval to Up-list to the OTCQB Venture Market

West Palm Beach, FL – October 9, 2020 –USA Equities Corp. (OTCQB: USAQ), a company focused on value-based healthcare solutions and physician-directed digital medicine, is proud to announce today, that its common stock was approved for quotation on the OTC Markets Group, Inc.’s OTCQB® tier Venture Market (the “OTCQB”).

“Up listing to the OTCQB Venture Market tier is an important milestone in USA Equities Corp’s current and future plans,” stated Troy Grogan, CEO. “We believe that the wider market exposure afforded by the OTCQB will increase our visibility within the investment community and assist in broadening our institutional shareholder base.”

“Our overall focus is on enhancing diagnostics and evidence based remote monitoring capability of physicians while building a solid and profitable digital medicine, virtual care and remote patient monitoring business that will deliver meaningful economic returns to our shareholders. We believe this up listing, with its many benefits, will serve as a steppingstone to a future up listing on the NASDAQ or NYSE as we continue on our exciting growth,” continued Mr. Grogan.

For more information about USA Equities Corp. (USAQ) and its innovative physician directed digital medicine platform, or to become a participating physician, please visit https://www.medicalpracticeincome.com/opportunities.

About USA Equities Corp (OTCQB: USAQ)

On December 20, 2019 USA Equities Corp entered into and consummated a share exchange with the former stockholders of Medical Practice Income, Inc. (MPI), a Florida corporation. As a result of the Share Exchange, MPI became our wholly-owned-subsidiary. We are focused on value-based healthcare solutions, clinical informatics and algorithmic personalized medicine including digital therapeutics, behavior based remote patient monitoring, chronic care and preventive medicine. The Company’s intellectual properties, products and information service portfolio is directed towards prevention, early detection, management, and reversal of cardio-metabolic and other chronic diseases. Our principle objectives are to develop proprietary software tools, devices, and approaches, providing more granular, timely, and specific clinical decision-making information for practicing physicians and other health care providers to address todays obese, diabetic and cardiovascular disease population and is located in West Palm Beach, Florida. For more information, visit www.MedicalPracticeIncome.com/discover .

Forward-Looking Statements

This press release contains forward-looking statements which are identified by words such as ‘may’, ‘could’, ‘believes’, ‘estimates’, ‘targets’, ‘expects’, or ‘intends’ and other similar words that involve risks and uncertainties. These statements have not been based solely on historical facts but on USA Equities Corp current expectations about future events and results. You should consider that as such statements relate to future matters, they are subject to various inherent risks, uncertainties and assumptions that could cause actual results or events to differ materially from expectations described in the forward-looking statement. Various important factors could cause actual results or events to differ materially from the forward-looking statements that USA Equities Corp makes, including, but not limited to, the risk that software development and studies may be delayed and may not have satisfactory outcomes, the risk that costs required to continue our Software as a Service (SaaS) or to expand our operations will be higher than anticipated and other risks described in the “Risk Factors” section of our Annual Report on Form 10-K filed by USA Equities Corp with the SEC on February 21, 2020. Except where required by law, USA Equities Corp. has no intention to update or revise forward looking statements, or to publish prospective financial information in the future, regardless of whether new information, future events or any other factors affect the information contained in this presentation. None of USA Equities Corp Directors, Consultants, or any other person named with their consent in this presentation can assure you that any forward-looking statement or result expressed or implied by any forward-looking statement will be achieved.

Investor Relations Contact:

Keith Pinder

Landon Capital

(404) 995-6671

kpinder@landoncapital.net